LABONTE & CO.
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C H A R T E R E D A C C O U N T A N T S
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1205 - 1095 West Pender Street
Vancouver, BC Canada
V6E 2M6
Telephone (604) 682-2778
Facsimile (604) 689-2778
Email: rjl@labonteco.com

June 21, 2002

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:  Link Media Publishing Ltd. - Form SB-2 Registration Statement

Dear Sir/Madame:

As chartered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated April 18, 2002, of the following:

o Our report to the Stockholders and Directors dated March 18, 2002 on the financial statements of the company as at February 28, 2002 and for the period from January 29, 2002 (inception) to February 28, 2002.

o Our report to the Stockholders and Directors dated March 18, 2002 on the financial statements of Business to Business Publishing Inc. as at February 28, 2002 and for the period from July 1, 2001 (inception) to February 28, 2002.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ "LaBonte & Co."

LABONTE & CO.
Chartered Accountants

RJL/vf